                                                                EXHIBIT h(13)(f)

                                 AMENDMENT NO. 5
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS         SEPARATE ACCOUNTS UTILIZING THE FUNDS    CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------         -------------------------------------    -----------------------------------------
SERIES I SHARES OF:                         Merrill Lynch Life Variable Annuity      Merrill Lynch Retirement Plus
                                            Separate Account A                       Merrill Lynch Investor Life
AIM V.I. Capital Appreciation Fund                                                   Merrill Lynch Investor Life Plus
AIM V.I. International Equity Fund          Merrill Lynch Variable Life Separate     Merrill Lynch Estate Investor I
AIM V.I. Value Fund                         Account                                  Merrill Lynch Estate Investor II
                                                                                     Prime Plans I, II, III, IV, V, VI, 7
                                            Merrill Lynch Life Variable Life         Prime Plan Investor
                                            Separate Account II                      Directed Life, Directed Life 2
                                                                                     Merrill Lynch Retirement Power
                                                                                     Merrill Lynch Legacy Power
                                                                                     Merrill Lynch Retirement Optimizer

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective as of October 5, 2001

                                            AIM VARIABLE INSURANCE FUNDS


Attest: /s/ NANCY L. MARTIN                 By: /s/ CAROL F. RELIHAN
        -------------------------------         --------------------------------
              Assistant Secretary                   Senior Vice President
(SEAL)


                                            A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                 By: /s/ MICHAEL J. CEMO
        -------------------------------         --------------------------------
              Assistant Secretary                         President
(SEAL)


                                            MERRILL LYNCH LIFE INSURANCE COMPANY


Attest: /s/  ILLEGIBLE                      By: /s/ [ILLEGIBLE]
        -------------------------------         --------------------------------
              Assistant Secretary                         President
(SEAL)